    As filed with the Securities and Exchange Commission on April 16, 1998
                        Registration Statement No. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________

                                   FORM S-3
                            ______________________

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ______________________

                              SAVILLE SYSTEMS PLC
            (Exact name of registrant as specified in its charter)
                            ______________________

       REPUBLIC OF IRELAND                                    NONE
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)


                               IDA BUSINESS PARK
                                    DANGAN
                               GALAWAY, IRELAND
                              011-353-9-152-6611

                       (Address, including zip code, and
                    telephone number, including area code,
                           of registrant's principal
                              executive offices)
                            ______________________

                              JOHN J. BOYLE, III
                    PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                      CHAIRMAN OF THE BOARD OF DIRECTORS
                             SAVILLE SYSTEMS, PLC
                            ONE VAN DE GRAAFF DRIVE
                       BURLINGTON, MASSACHUSETTS  01803
                                (781) 270-6500
                    (Name, address, including zip code, and
                    telephone number, including area code,
                             of agent for service)

                                with a copy to:

                         THOMAS L. BARRETTE, JR., ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                         BOSTON, MASSACHUSETTS  02109

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] 333-_______.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] 333-__________.

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

         _____________________________________________________________

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                              Proposed         Proposed
            Title of Each Class of                Amount      Maximum           Maximum
         Securities to be Registered              to be       Offering         Aggregate       Amount of
                                                Registered     Price       Offering Price(1)  Registration
                                                             Per Share (1)                         Fee
----------------------------------------------------------------------------------------------------------
Ordinary Shares, $0.0025 par value per share     283,698        $53.75       $15,248,768        $4,499.00
----------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the Nasdaq National Market on April 13, 1998.

                 ____________________________________________

     THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), SHALL DETERMINE.

================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION, DATED APRIL 16, 1998


PROSPECTUS                                                         PROSPECTUS

                              SAVILLE SYSTEMS PLC

                      283,698 AMERICAN DEPOSITORY SHARES

                                 REPRESENTING

                            283,698 ORDINARY SHARES

                             _____________________

     This Prospectus relates to 283,698 American Depository Shares (each an "ADS") of Saville Systems PLC ("Saville" or the "Company"). Each ADS represents the right to receive one ordinary share, $0.0025 nominal value per share (each an "Ordinary Share"), of the Company. The Shares were acquired by the persons named herein pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by regulations thereof. The Shares are being registered by the Company pursuant to the terms of a Share Purchase Agreement dated April 3, 1998 (the "Purchase Agreement") between the Company and BHA Pty. Ltd. ACN 009 937 606 (the "Selling Shareholder"). See "Selling Shareholder."

     The Shares may be offered by the Selling Shareholder from time to time in transactions on the Nasdaq National Market ("Nasdaq"), in privately negotiated transactions, through the writing of options on the ADSs or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling the ADSs to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder or the purchasers of the ADSs for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). See "Selling Shareholder" and "Plan of Distribution."

     This Prospectus may be used by the Selling Shareholder or by any broker-dealer who may participate in sales of the ADSs. The Selling Shareholder will pay all commissions, transfer taxes and other expenses associated with the sale of the ADSs by it.

     The Company will not receive any of the proceeds from the sale of the ADSs by the Selling Shareholder. The Company has agreed to bear certain expenses in connection with the registration and sale of the ADSs being offered by the Selling Shareholder. The Company and the Selling Shareholder have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act. See "Use of Proceeds."

     The Company's ADSs are traded on Nasdaq under the symbol "SAVLY." On April 14, 1998, the closing sale price of the ADSs on Nasdaq was $54.00 per share.


              THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE
               OF RISK.  SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                         ______________________

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
             OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.
                             _____________________

               The date of this Prospectus is ________ __, 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006. The Company is required to file electronic versions of certain documents through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments, supplements, exhibits and schedules thereto, the "Registration Statement") under the Securities Act with respect to the ADSs offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, as certain items are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the ADSs, reference is made to such Registration Statement. Statements contained in this Prospectus regarding the contents of any agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Commission on March 25, 1998;

     (2) The Company's Current Report on Form 8-K dated April 3, 1998, filed with the Commission on April 16, 1998; and

     (3) The Company's Registration Statement on Form 8-A dated November 8, 1995 registering the ADSs under Section 12(g) of the Exchange Act.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Shares registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). All such requests shall be directed to: Saville Systems PLC, One Van de Graaff Drive, Burlington, Massachusetts 01803, Attention: Chief Financial Officer, Telephone: (781) 270-6500.

              SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     This Prospectus (including the information incorporated herein by reference) contains forward-looking statements, including statements regarding the Company's plans to expand its international and North American sales presence, the Company's plans to continue its research and development efforts, the Company's expectation that it will continue to make property and equipment investments in 1998, the Company's plans for strategic acquisitions, the expectation of value to be added by alliances with third parties, the Company's intent to release future products and enhancements, the Company's belief that its existing cash balance and funds generated by operations will be sufficient to meet its anticipated liquidity and working capital requirements for the next twelve months, the possible adverse foreign currency exposure involved with international expansion, and the Company's general expectations of growth. For this purpose, any statements contained herein (or incorporated herein by reference) that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes", "anticipates", "plans", "expects" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause actual events or the Company's actual results to differ materially from those indicated by such forward-looking statements. These factors include, without limitation, those set forth below under the caption "Risk Factors."

                                  THE COMPANY

     Saville Systems PLC (together with its subsidiaries, "Saville" or the "Company") provides innovative, convergent customer care and billing solutions to service providers in the global telecommunications industry. Saville's customer care and billing solution, Convergent Billing Platform ("CBP") (TM), is available on both DB2/400 and Oracle/UNIX platforms, and is designed to enable service providers to bring new service offerings to the market quickly, and to bill accurately and reliably for multiple services on one integrated invoice.

     Saville offers its customers a full range of professional services.
Saville assists each customer in defining its requirements and then designs, develops and implements a cost-effective customer care and billing solution.
The customer can either license the solution from Saville or have the solution operated in a Company operated service bureau. In 1997, the Company introduced facilities management services for customers who contract with Saville to manage the operation of the licensed solution on customer-owned hardware. The Company usually serves as a billing partner for its customers by implementing new systems as the customer enters new service categories or geographic markets, and by further developing and enhancing the customer's installed systems in response to changes in the customer's service offerings, marketing strategies and network technology. During 1997, the Company established direct sales offices for Western and Central Europe, Latin America and the Asia Pacific region and created several strategic marketing alliances, including with Lucent Technologies, Cap Gemini and Coopers and Lybrand.

     Saville has developed, and continuously refines, its sophisticated base software applications, which it customizes to meet the current and evolving requirements of its customers. During 1997, the Company had two major platform releases of CBP. The first was in July 1997 for CBP on the DB2/400 platform and the second was the release of the Company's UNIX-based product, CBP for Oracle in December 1997.

     The Company's solutions are designed to operate in a multi-service environment capable of billing local exchange, long distance, wireless (cellular, paging, satellite and Personal Communications Services) and data telecommunications services. These systems are designed to support the discrete service offering of large telecommunications service providers, or to serve as the complete customer care and billing systems of emerging and medium-sized service providers. In addition, during 1997 the Company executed its first contract to provide a convergent billing system to a customer in the energy industry.

     The Company was incorporated in the Republic of Ireland in June 1993 as Saville Systems Ireland Limited, a private limited company. On November 9, 1995, the Company was re-registered as a public limited company and changed its name to Saville Systems PLC. Unless the context otherwise requires, references to the "Company" or "Saville" are to Saville Systems PLC and its consolidated subsidiaries. The Company's principal executive office is located at IDA Business Park, Dangan, Galway, Ireland, and its telephone number from the United States is (011) 353-9-152-6611. The address of the Company's North American headquarters is One Van de Graaff Drive, Burlington, Massachusetts 01803, and its telephone number is (781) 270-6500.


                                 RISK FACTORS

     The ADSs offered hereby involve a high degree of risk. The following risk factors should be considered carefully in addition to the other information included or incorporated by reference in this Prospectus before purchasing the ADSs offered hereby.

RELIANCE ON SIGNIFICANT CUSTOMERS

     To date, a substantial portion of the Company's total revenues has been derived from a relatively small number of customers. This concentration of customers can cause the Company's revenues and earnings to fluctuate from quarter to quarter, based on these customers' requirements and the timing of their orders. A significant decrease in business from any of its major customers would have a material adverse effect on the Company's business, financial condition, and results of operations.

     The Company's future success depends in large part on its ability to develop new customer relationships with successful telecommunications service providers. There can be no assurance that the Company will be able to develop such relationships or that the service providers that become customers of the Company will be successful. Historically, the Company has been dependent on long-term customer relationships and therefore, the failure of the Company's customers to compete effectively in the telecommunications market could have a material adverse effect on the Company's business, financial condition and results of operations.

MANAGEMENT OF EXPANDING OPERATIONS

     Recently, the Company has expanded its operations rapidly, which has placed significant demands on the Company's administrative, operational and financial personnel and systems. Additional expansion by the Company may further strain the Company's management, financial and other resources. There can be no assurance that the Company's systems, procedures, controls and existing space will be adequate to support expansion of the Company's operations. The Company's future operating results will substantially depend on the ability of its officers and key employees to manage changing business conditions and to implement and improve its operational, financial control and reporting systems. If the Company is unable to respond to and manage changing business conditions, the quality of the Company's services, its ability to retain key personnel and its results of operations could be materially adversely affected.

INTENSE COMPETITION

     The Company competes with both independent providers of systems and services like the Company and with internal billing departments of existing telecommunications service providers, many of which have substantially greater financial, technical, sales , marketing and other resources, as well as greater name recognition, than the Company. There can be no assurance that the Company will be able to compete successfully with its existing competitors or with new competitors.

RELIANCE ON DB2/400

     Although the Company has introduced its UNIX-based CBP for Oracle product, almost all of the Company's billing and customer care customers run the Company's software on the DB2/400 platform, which represents a leading platform for existing and new billing systems. If there should be a rapid shift away from the current use of the DB2/400 platform by the telecommunications industry for billing, the Company would be required to expend substantial capital resources to develop new software and enhance existing software and likely experience delays or losses in customer orders.

RAPID TECHNOLOGICAL CHANGE

     The market for the Company's products and services is characterized by rapidly changing technology, evolving industry standards and changing customer needs. Therefore, the Company's success will depend upon its ability to enhance its existing products and to introduce new products and features to meet the requirements of new and existing customers. The Company is currently devoting significant resources to develop, refine and enhance its base software modules for its UNIX-based and DB2/400-based products. There can be no assurance that the Company will successfully complete these projects or that the Company's present or future products will satisfy the evolving needs of the telecommunications market. If the Company were unable, due to resource, technological or other contraints to adequately anticipate or respond to such changes, or if the Company's new product developments and enhancements do not gain market acceptance, the Company's business and results of operations would be materially adversely affected.

INTERNATIONAL OPERATIONS

     The Company's international business is subject to risks such as fluctuations in exchange rates, difficulties or delays in developing and supporting non-English language versions of the Company's products, political and economic conditions in various jurisdictions, unexpected changes in regulatory requirements, tariffs and other trade barriers, difficulties in staffing and managing foreign operations and longer accounts receivable payment cycles. Specifically, the Asia Pacific region has experienced a recent downturn in economic conditions, the continuation of which could adversely affect the Company's ability to expand into this region. There can be no assurance that such factors will not have a material adverse effect on the Company's revenues or its overall financial performance.

FLUCTUATIONS IN EXCHANGE RATES

     Fluctuations in exchange rates may have a material adverse effect on the Company's results of operations, particularly its operating margins, and could also result in exchange losses. The impact of future exchange rate fluctuations on the Company's results of operations cannot be accurately predicted. To date, the Company has not sought to hedge the risks associated with fluctuations in exchange rates, but may undertake such transactions in the future. There can be no assurance that any hedging techniques implemented by the Company will be successful or that the Company's results of operations will not be materially adversely affected by exchange rate fluctuations.

RISK OF INCREASING TAXES

     The Company has significant operations and generates a substantial portion of its taxable income in the Republic of Ireland and, under an incentive tax program due to terminate in 2010, is taxed on its "manufacturing income" at a rate, that is substantially lower than United States tax rates. If the Company could no longer qualify for this tax rate or if the tax laws were rescinded or changed, the Company's net income could be materially adversely affected. In addition, if United States, Canadian or other foreign tax authorities were to challenge successfully the manner in which profits are recognized among the Company and its subsidiaries, the Company's effective tax rate could increase, and its cash flow and results of operations could be materially adversely affected.

VOLATILITY OF ADS PRICE.

     The market price of the Company's ADSs has increased significantly since the Company's initial public offering of ADSs in November 1995. The period since the initial public offering was marked by generally rising stock prices, favorable industry conditions and improved operating results of the Company, all of which are subject to change. The trading price of the ADSs could be subject to wide fluctuations in response to the announcement of operating results that differ from financial analysts' projections, changes in such projections, quarter-to-quarter variations in operating results, announcements of technological innovations or new products by the Company or its competitors and other events. In addition, in recent years the stock market in general, and the shares of technology companies in particular, have experienced extreme price and volume fluctuations. This volatility has had a substantial effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect the market price of the ADSs.

RISKS ASSOCIATED WITH ACQUISITIONS

     The Company's strategy includes the acquisition of businesses and technologies that complement or augment the Company's existing business and products. On April 3, 1998, the Company completed its acquisition of substantially all of the assets of the Selling Shareholder and one of its affiliates. In addition, in February 1998, the Company purchased an interconnect telecommunications software product from a Swedish company. There can be no assurance that the Company will be able to complete future acquisitions or that the Company will be able to successfully integrate any acquired businesses. In order to finance such acquisitions, it may be necessary for the Company to raise additional funds through public or private financing. Any equity or debt financing, if available at all, may be on terms that are not favorable to the Company, and in the case of equity financings, may result in dilution to the Company's Shareholders.

RISKS OF LITIGATION

     From time to time, the Company may receive threats of or become involved in litigation in the ordinary course of its business. In June 1997, the Company received a letter from a customer purporting to terminate its relationship with the Company and alleging certain failures to perform by the Company. The customer alleges damages of $12 million. The Company has denied all of these allegations and believes that they are without merit. There can be no assurance, however, as to the outcome of this or any other dispute that may arise.

RISKS ASSOCIATED WITH YEAR 2000

     The Company is reviewing its products and operations to ensure that they will not be adversely affected by year 2000 software failures, which can arise in time-sensitive software applications that utilize a field of two digits to define the applicable year. In such applications, a date using "00" as the year may be recognized as the year 1900 rather than the year 2000. The Company's released software products are currently year 2000 ready, and therefore the Company does not believe that it will need to undertake material research and development efforts in this regard. The Company's review, correction, and upgrade of its internal systems to ensure year 2000 readiness is ongoing. The Company believes that any correction or upgrade necessary to make the Company's major internal systems year 2000 ready will be completed by early 1999 and that the cost of such actions will not have a material adverse effect on the Company's results of operations or financial condition. There can be no assurances, however, that there will not be a delay in, or increased costs associated with, the implementation of such corrections or upgrades or that the Company will suffer no material adverse effects from the year 2000 problem, including due to the lack of readiness on the part of third party suppliers of goods and services to the Company's operations. In addition, there can be no assurance that businesses or assets that the Company may acquire in the future will not be adversely affected by year 2000 software issues, which could have a material adverse effect on the Company's business, results of operations and financial condition.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the ADSs by the Selling Shareholder.

     The Company will bear all costs (excluding any brokerage fees, underwriting discounts and selling commissions and expenses incurred by the Selling Shareholder for legal services), fees and expenses incurred in effecting the registration of the ADSs covered by this Prospectus, including, without limitation, all registration and filing fees required under federal and state securities laws, fees and expenses of counsel for the Company and fees and expenses of accountants for the Company.


                              SELLING SHAREHOLDER

     The following table sets forth, to the knowledge of the Company, certain information regarding the beneficial ownership of Ordinary Shares of the Selling Stockholder and as adjusted to give effect to the sale of the ADSs offered hereby. The ADSs are being registered to permit public secondary trading of the ADSs, and the Selling Shareholder may offer the ADSs for resale from time to time.

     All of the ADSs being offered by the Selling Shareholders were acquired by it from the Company in a private placement transaction pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(2) and Regulation S thereof. The Company issued the Ordinary Shares covered by the Prospectus to fund, in part, the Company's acquisition of substantially all of the assets and the assumption of certain liabilities of the Selling Shareholder and an affiliate of the Selling Shareholder. Except for this transaction, the Selling Shareholder has had no material relationship with the Company.

     The ADSs are being registered by the Company pursuant to the terms of the Purchase Agreement. In the Purchase Agreement, the Company has agreed, among other things, to bear certain expenses in connection with the registration and sale of the ADSs being offered by the Selling Shareholder. See "Plan of Distribution."

     The Selling Shareholder represented in the Purchase Agreement that it was acquiring the ADSs for investment and with no present intention of distributing any of such ADSs. In recognition of the fact that investors, even though purchasing ADSs without a view to distribution, may wish to be legally permitted to sell publicly their ADSs when they deem appropriate, the Company has filed with the Commission, under the Securities Act, a Registration Statement on Form S-3, of which this Prospectus forms a part, with respect to the resale of the ADSs from time to time and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until April 3, 2000 or such earlier time as the ADSs are freely tradeable pursuant to Rule 144 under the Securities Act without regard to volume limitations or are otherwise freely tradeable pursuant to Rule 144(k) under the Securities Act.


                   Number of
                   Ordinary        Percentage of
                    Shares        Ordinary Shares                          Number of       Percentage of
                 Beneficially      Beneficially                            Ordinary Shares   Ordinary Shares
   Name of       Owned Prior      Owned Prior to         Number of       Beneficially      Beneficially
   Selling         to the             the             Ordinary Shares     Owned After       Owned After
 Shareholder     Offering(1)      Offering (1)(2)      Offered Hereby   Offering (1)(2)   Offering (1)(2)
 ----------      -----------      ---------------      --------------   ---------------   ---------------
BHA Pty. Ltd.      283,698              *                  283,698            0                 ___

____________________
*    Less than one percent of the Ordinary Shares outstanding.

(1) The number of Ordinary Shares beneficially owned is determined under rules promulgated by the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The Selling Shareholder has sole voting power and investment power with respect to all Ordinary Shares listed as owned by the Selling Shareholder.

(2) It is unknown if, when or in what amounts the Selling Shareholder may offer Ordinary Shares for sale and there can be no assurance that the Selling Shareholder will sell any or all of the Ordinary Shares offered hereby. Because the Selling Shareholder may offer all or some of the Ordinary Shares pursuant to this Offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Ordinary Shares held by the Selling Shareholder, no estimate can be given as to the amount of the Ordinary Shares that will be held by the Selling Shareholder after completion of the Offering. However, for purposes of this table, the Company has assumed that, after completion of the Offering, none of the Ordinary Shares covered hereby will be held by the Selling Shareholder.

                              PLAN OF DISTRIBUTION

     The Company has been advised that the Selling Shareholder may sell ADSs from time to time in transactions on Nasdaq, in privately negotiated transactions, through the writing of options on the shares or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling the ADSs to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder or the purchasers of the ADSs for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). In addition, any ADSs covered by this Prospectus which qualify for sale under Rule 144 or the provisions of Regulation S under the Securities Act may be sold under Rule 144 or Regulation S, as the case may be, rather than pursuant to this Prospectus.

     The Selling Shareholder and any broker-dealers who act in connection with the sale of ADSs hereunder may be deemed to be "underwriters" as the term is defined in the Securities Act and any commissions received by them as profit or any resale of the ADSs as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

     The Company and the Selling Shareholder have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon for the Company by McCann FitzGerald, Irish counsel to the Company.

                                    EXPERTS

     The consolidated financial statements of Saville Systems PLC appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Ernst & Young, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

================================================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION OF AN OFFER OR
SOLICITATION WOULD BE UNLAWFUL.   NEITHER THE DELIVERY OF THIS PROSPECTUS NOR
ANY OFFER OR SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE HEREOF.

                                _______________

                               TABLE OF CONTENTS

                                                                   PAGE
                                                                   ----
Available Information.............................................   2
Incorporation of Certain Documents By Reference...................   2
Special Note Regarding Forward-Looking Information................   3
The Company.......................................................   3
Risk Factors......................................................   4
Use of Proceeds...................................................   7
Selling Shareholder...............................................   8
Plan of Distribution..............................................   9
Legal Matters.....................................................   9
Experts...........................................................   9


                              SAVILLE SYSTEMS PLC



                      283,698 AMERICAN DEPOSITORY SHARES
                                 REPRESENTING
                            283,698 ORDINARY SHARES



                                ______________

                                  PROSPECTUS

                                ______________



                             ___________ __, 1998


================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Company (except expenses incurred by the Selling Shareholder for brokerage fees, selling commissions, underwriting discounts and selling commissions and expenses incurred by the Selling Shareholder for legal services). All amounts shown are estimates except the Securities and Exchange Commission registration fee.

       Filing Fee - Securities and Exchange Commission..............  $  4,499
       Legal fees and expenses of the Company.......................  $ 10,000
       Miscellaneous expenses.......................................  $  5,501
            Total Expenses..........................................  $ 20,000
                                                                        ======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Except as hereinafter set forth, there is no provision of the Company's Memorandum or Articles of Association, or any contract, arrangement or statute under which any director or officer of the Company is insured or indemnified in any manner against any liability that he may incur in his capacity as such.

     Article 130 of the Articles of Association of the Company provides:

     "Subject to the provisions of and so far as may be admitted by the Acts, but without prejudice to any indemnity to which he or they may otherwise be entitled, every director and other officer of the Company and the Auditors shall be indemnified out of the assets of the Company against any liability, loss or expenditure incurred by him or them in the execution or discharge of his or their duties or the exercise of his or their powers or otherwise in relation to or in connection with his or their duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him or them in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to be done or alleged to have been done or omitted to be done by him or them as officers or employees of the Company and in which judgment is given in his or their favour or in which he or they are acquitted or which are otherwise disposed of without any finding or admission of guilt or breach of duty on his or their part, or incurred by him or them in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief from liability in respect of any such act or omission in which relief is granted to him or them by the Court. To the extent permitted by law, the Directors may arrange insurance cover at the cost of the Company in respect of any liability, loss or expenditure incurred by any Director, officer or the Auditors of the Company in relation to anything done or alleged to have been done or omitted to be done by him or them as Director, officer or Auditors."

     Section 200 of the Companies Act, 1963 of the Republic of Ireland (as amended by the Companies (Amendment) Act, 1983) prohibits the giving (whether in the articles of association of a company or in any contract with a company or otherwise) of any exemption from or indemnity against any liability which by virtue of any rule of law would otherwise attach to an officer in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company. Any such officer may, however, be indemnified by the company against any liability incurred by him in defending proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted, or in connection with any application under section 391 of the Companies Act, 1963 or section 42 of the Companies (Amendment) Act, 1983 in which the relief is granted to him by the court.

     Section 391 of the Companies Act, 1963 permits an Irish court to relieve an officer from liability for negligence, default, breach of duty or breach of trust if the court considers that the officer acted honestly and reasonably, and that, having regard to all the circumstances of the case, it considers that the officer ought fairly to be excused from liability.

     Under section 42 of the Companies (Amendment) Act, 1983, a director of a company may be held liable for any amount that a nominee of the company fails to pay for the purposes of paying up any outstanding capital or paying any premium on shares held by the nominee on behalf of the company. Section 42 of the Companies (Amendment) Act, 1983, however, also permits an Irish court to relieve a director from such liability if the court considers that the director acted honestly and reasonably, and that, having regard to all the circumstances of the case, it considers that the director ought fairly to be excused from liability.

     The Company maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.


ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                        DESCRIPTION
------                        -----------

  *4.1  Memorandum of Association of the Company

  *4.2  Articles of Association of the Company

 **4.3  Specimen Certificate for the Ordinary Shares of the Company

   5.1  Opinion of McCann FitzGerald

  23.1  Consent of Ernst & Young

  23.2  Consent of McCann FitzGerald, included in Exhibit 5.1 filed herewith.

  24.1  Power of Attorney (See page II-4 of this Registration Statement).

________________________________

* Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 25, 1998 and incorporated herein by reference.

** Filed as an exhibit to the Company's Registration Statement on Form S-1 and incorporated herein by referance (File No. 33-97576)

ITEM 17.  UNDERTAKINGS.

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any derivation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included is a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and continued in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Commonwealth of Massachusetts on the 16th day of April, 1998.

                                    SAVILLE SYSTEMS PLC



                                    By:  /s/ John J. Boyle, III
                                         ------------------------------
                                         John J. Boyle, III
                                         President, Chief Executive
                                         Officer and Chairman of the
                                         Board of Directors


                       SIGNATURES AND POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints John J. Boyle, III, Christopher A. Hanson, Michael J. Cayer and Thomas L. Barrette, Jr., each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 of Saville Systems PLC and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 16th day of April, 1998

            Signature                          Title
            ---------                          -----

/s/ John J. Boyle, II              President, Chief Executive Officer and
-----------------------------
John J. Boyle, III                 Chairman of the Board of Directors
                                   (Principal Executive Officer)


/s/ Christopher A. Hanson          Chief Financial Officer (Principal Financial
-----------------------------
Christopher A. Hanson              and Accounting Officer)


/s/ William F. Cunningham          Director
-----------------------------
William F. Cunningham

       Signature                                      Title
       ---------                                      -----

/s/ Bruce A. Saville                                Director
----------------------------
Bruce A. Saville

/s/ John A. Blanchard                               Director
----------------------------
John A. Blanchard

/s/ Brian E. Boyle                                  Director
----------------------------
Brian E. Boyle

/s/ Fergus McGovern                                 Director
----------------------------
Fergus McGovern

/s/ David P. Mixer                                  Director
----------------------------
David P. Mixer

/s/ James B. Murray, Jr.                            Director
----------------------------
James B. Murray, Jr.

/s/ John W. Sidgmore                                Director
----------------------------
John W. Sidgmore

/s/ Richard A. Licursi                              Director
----------------------------
Richard A. Licursi

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                      DESCRIPTION                                     PAGE
------                      -----------                                     ----

 *4.1  Memorandum of Association of the Company                              --

 *4.2  Articles of Association of the Company                                --

**4.3  Specimen Certificate for the Ordinary Shares of the Company           --

  5.1  Opinion of McCann FitzGerald                                          20

 23.1  Consent of Ernst & Young                                              21

 23.2  Consent of McCann FitzGerald, included in Exhibit 5.1 filed herewith. 20

 24.1  Power of Attorney (See page II-4 of this Registration Statement).     18

 __________________________

 * Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 25, 1998 and incorporated herein by reference.

 ** Filed as an exhibit to the Company's Registration Statement on Form S-1 and incorporated herein by referance (File No. 33-97576)